Exhibit 23.1

CONSENT OF QUALIFIED PERSON

August 01, 2025

Re: Form 10-Q to be filed by Atlas Lithium Corporation (the “Company”)

I, Marc-Antoine Laporte, P.Geo, M.Sc. on behalf of SGS Canada Inc., consent to:

●	The use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Quarterly Report on Form 10-Q being filed by the Company with the SEC, and any amendments thereto (the “Form 10-Q”), the Definitive Feasibility Study titled “S-K 1300 Technical Report Summary on the Neves Lithium Project, Minas Gerais State, Brazil” dated June 20, 2025 (the “DFS”);

●	The use of any extracts from, or summary of, the DFS in the Form 10-Q and the use of any information derived, summarized, quoted or referenced from the DFS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-Q, the Company’s Registration Statement on Form S-3, File No. 333-274223 declared effective by the SEC on September 18, 2023 (the “Form S-3), the Company’s Registration Statement on Form S-8, File No. 333-273083, as amended, and the Company’s Registration Statement on Form S-8, File No. 333-288023 (collectively with the Form S-3, the “Registration Statements”); and

●	The incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the DFS in the Form 10-Q and the use of any information derived, summarized, quoted or referenced from the DFS, or portions thereof, that was prepared by SGS Canada Inc. – Mining Proficiency Group, into the Company’s Registration Statements, and any amendments thereto, filed with the SEC.

We are responsible for authoring, and this consent pertains to the entire DFS. We certify that we have read the Form 10-Q and that it fairly and accurately represents the information in the DFS for which we are responsible.

SGS Canada Inc.

By:	/s/ Marc-Antoine Laporte, P.Geo, M.Sc.
Name:	Marc-Antoine Laporte, P.Geo, M.Sc.